Exhibit 4.9

SECOND AMENDMENT TO

UNSECURED CONVERTIBLE NOTE

AND

FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT

This Second Amendment to Unsecured Convertible Note and Amendment to Common Stock Purchase Warrant (this “Amendment”) is made as of the [    ] day of October, 2019 (the “Effective Date”), by and between [    ] (the “Holder”) and COOL HOLDINGS, INC., a Maryland corporation (the “Borrower”).  Any capitalized term used in this Amendment, but not otherwise defined herein, shall have the meaning ascribed to it in the Note (as defined below) or the Warrant (as defined below), as applicable.

R E C I T A L S:

Whereas, the Holder and the Borrower entered into an Unsecured Convertible Note, dated as of November 29, 2018, as amended by the First Amendment to Unsecured Convertible Note, dated as of October 2, 2019 (as so amended, the “Note”), pursuant to which the Holder extended to the Borrower a loan in the principal amount of [             ]  /100 Dollars ($[     ]);

Whereas, the Holder and the Borrower are parties to that certain Common Stock Purchase Warrant dated November 29, 2018, represented by warrant number W-0[    ] (the “Warrant”);

Whereas, the Holder and the Borrower have agreed to amend the Note to change the definition of “Conversion Price” and to amend the number of Warrant Shares under the Warrant; and

Whereas, in connection with the Amendment and the exercise of the Warrant pursuant hereto, the Borrower will issue additional warrants to the Holder.

Now, Therefore, in consideration of the foregoing recitals and the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.Amendments to Note.

a)As of the Effective Date, Section 3(a) of the Note is hereby deleted in its entirety and replaced with the following:

“3(a)The principal and unpaid accrued interest of this Note will be automatically converted into the common stock of the Company (the “Equity Securities”) on the Effective Date. “Effective Date” shall mean October [    ], 2019.  The number of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by the Conversion Price. “Conversion Price” shall mean $0.51.”

b)As of the Effective Date, a new Section 3(c) is hereby added to the Note as follows:

“3(c). Ownership Limitation. Notwithstanding anything to the contrary contained in this Note, the Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Holder (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Equity Securities outstanding on such date (including for such purpose the shares of Equity Securities issuable upon such issuance). For purposes of this section, beneficial ownership of Equity Securities will be determined pursuant to Section 13(d) of the 1934 Act.

The parties acknowledge that as a result of the new Section 3(c) of the Note, the Holder may not be permitted to convert the entire principal and interest under the Note into Equity Securities and therefore from time to time after the date of this Amendment, when the Holder is below the maximum amount set forth in Section 3(c) of the Note, the Borrower shall convert such aggregate principal and interest amount of the Note to cause the Holder to meet but not exceed the maximum amount set out in Section 3(c) of the Note.

2.Amendments to Warrant.

a)As of the Warrant Effective Date (as defined below), the number of Warrant Shares represented by the Warrant shall be [         ].

b)As of the Warrant Effective Date, Section 2(b) is hereby deleted in its entirety and replaced with the following:

“2(b)Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.51 (the “Exercise Price”).”

3.Exercise of Warrant.  On the Warrant Effective Date:

a)the Holder shall exercise for cash the Warrant to purchase __________ Warrant Shares pursuant to the terms thereof, as amended by this Amendment; and

b)the Borrower shall issue to the Holder additional warrants to purchase up to ____________ shares of Common Stock upon the terms and conditions contained in the warrant certificate attached hereto as Exhibit A, except that the “Termination Date” shall be the date that is on or prior to the close of business on the third anniversary of the Warrant Effective Date.

4.Warrant Effective Date.  The Holder acknowledges that in order to approve the amendments to the Warrant as described herein, the Borrower requires the written consent of warrant holders representing at least 66 2/3% of the number of shares of common stock for each applicable series of warrants. “Warrant Effective Date” shall mean the date on which the Borrower has received the written consent of warrant holders representing at least 66 2/3% of the number of shares of common stock for each applicable series of warrants.  In relation to the Warrants that the Holder holds, it hereby provides consent for the amendments to the Warrant as described herein.

5.Representations and Warranties.  The Holder represents and warrants as follows:

a)It is the holder of the Note and the Warrant, and has the right to enter into this Amendment without the consent of any third party.

b)It has sought its own legal and tax advice with respect to the Note and the Warrant and this Amendment.

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c)It is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “U.S. Securities Act”).

d)It is aware that the Note, the Equity Securities, the Warrants and the Warrant Shares (collectively, the “Securities”) have not been and will not be registered under the U.S. Securities Act and are “restricted securities” as such term is defined under Rule 144 of the U.S. Securities Act, understands and agrees that the Securities have been and are being offered and sold to the Holder in reliance upon applicable exemptions provided under the U.S. Securities Act, and acknowledges that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration.

e)It has not been solicited to convert the Note by any Person, or if it has been solicited to convert the Note, it has confirmed that no commission or remuneration has been or will be paid or given, directly or indirectly, for soliciting such conversion, and the undersigned acknowledges that the Borrower is relying on the registration exemption provided by Section 3(a)(9) of the U.S. Securities Act to issue the Equity Securities.

6.No Other Modification.  Except as expressly provided and amended hereby, the Note and the Warrant shall remain in full force and effect and is hereby ratified and confirmed.

7.Governing Law.  This Amendment shall be governed and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

8.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.Execution in Counterparts.  This Amendment may be executed in any number of counterparts, including by electronic signature or electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above by their duly authorized officers.

BORROWER:	COOL HOLDINGS, INC. By: _________________________________ Name: Vernon A. LoForti Title: Senior VP & CFO
HOLDER:	By: __________________________________ Name: Title: Address:

EXHIBIT A

FORM OF ADDITIONAL WARRANT

COOL HOLDINGS, INC.

(A Maryland Corporation)

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

Effective: October __, 2019

THE OFFER AND SALE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE OFFER AND SALE THEREOF HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS COOL HOLDINGS, INC. (THE “COMPANY”) HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO IT, THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSCATIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [                    ] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Original Issue Date (as defined below) (the “Exercisability Date”) and on or prior to the close of business on the third anniversary of the Original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cool Holdings, Inc., a Maryland corporation (the “Company”), up to [__________] shares (the “Warrant Shares”) of common stock, par value $0.001 (the “Common Stock”), of the Company.

Section 1. Definitions. Capitalized terms used herein shall have the meanings given to them herein. As used herein, “Original Issue Date” means October [   ], 2019 and “business day” means any day on which NASDAQ, Inc. is open for trading.

EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Shares subject hereto may be purchased, are as follows:

Section 1.1Warrant Price.  The Warrant Price shall be $0.51 per Share, subject to adjustment as provided in Section 4 below.

Section 1.2Method of Exercise.  Subject to the limitations in Section 1.3 below, Holder may at any time beginning on the Exercisability Date and for three (3) years from such date of effectiveness, or such later date as the

Company may in its sole discretion determine (the “Exercise Period”), exercise in whole or in part the purchase rights evidenced by this Warrant.  Such exercise shall be effected by:

(a)the surrender of this Warrant, together with a duly executed copy of the form of notice of exercise attached hereto as Exhibit A, to the Secretary of the Company at its principal office;

(b) the payment to the Company, by cash, certified or cashier’s check payable to Company’s order or wire transfer to the Company’s account, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised.  Alternatively if then permitted under applicable securities laws, Holder may exercise this Warrant by delivering to the Company: (i) a properly executed notice of exercise together with a copy of irrevocable instructions (“Broker Instructions”) to a FINRA-member securities broker-dealer to promptly deliver to the Company cash or a check payable to the Company in the full amount of the Warrant Price for the total number of Shares being purchased against the Company’s delivery of the Shares for which this Warrant is exercised (if Holder and the securities broker comply with such procedures and enter into such agreements of indemnity and other agreements as the Company may reasonably prescribe as a condition of that payment procedure) or (ii) shares of Common Stock, free and clear of any and all liens, claims and encumbrances, having an aggregate Fair Market Value (as defined herein below) equal to the full amount of the Warrant Price for the total number of Shares being purchased.  Holder may also make payment in any combination of the permissible forms of payment described in the preceding sentence.  Additionally, if then permitted under applicable securities laws, if the Fair Market Value of the Shares at time of exercise is greater than the Warrant Price, Holder may exercise this Warrant or any portion hereof by indicating on the notice of exercise that Holder elects to exercise this Warrant on a net exercise basis (“Net Exercise Basis”).  The Company shall then issue to Holder a number of Shares determined using the following formula:

X = Y (A-B)

   A

where

X =	the number of Shares to be issued to Holder.

Y =	the number of Shares covered by this Warrant in respect of which the net exercise election is made pursuant to this Section.

A =	the Fair Market Value of one Share, as determined in accordance with the provisions hereof, as of the date this Warrant is exercised.

B =	the Warrant Price in effect as of the date this Warrant is exercised.

“Fair Market Value” of a share of Common Stock (for purposes of this section) means (a) if the Shares are traded on a national securities exchange, the average of the closing prices for the twenty (20) trading days prior to the date this Warrant is exercised; (b) if the Shares are traded on another market or quotation system, or the prices for the shares are published on the “OTC Pink”, the average of the closing bid and ask prices posted for the Shares during the twenty (20) trading days prior to the date this Warrant is exercised; or (c) if the primary market for such Shares is not an exchange or quotation system, the fair market value thereof as shall be determined in good faith using appropriate valuation methods by the Board of Directors of the Company as of the date this Warrant is exercised; and

(c)the delivery to the Company, if necessary in the discretion of counsel for the Company, to assure compliance with the Securities Act, and applicable state securities laws, of an instrument executed by Holder certifying that the Shares are being purchased solely for the account of Holder and not with a view to any resale or distribution in violation of the Securities Act or applicable state securities laws.

Section 1.3Exercise Limitations.  Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to the issuance of Shares upon such exercise, Holder (together with Holder’s affiliates, and any other persons acting as a group together with Holder or any of Holder’s affiliates) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock of the Company.

Section 1.4Issuance of Shares and New Warrant.  If the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to Holder.  If the purchase rights evidenced by this Warrant are exercised only in part, the Company shall also deliver to Holder at such time a new Warrant evidencing the purchase rights regarding the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised and continue in force and effect.  All new Warrants issued in connection with the provisions of this Section 1.4 shall bear the same date as this Warrant and shall be substantially identical in form and provisions to this Warrant except for the number of Shares purchasable thereunder.  Each person in whose name any certificate for Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

TRANSFERS

Section 2.1Transfers.  This Warrant and all rights hereunder are transferable in whole or in part by Holder subject to the provisions of Section 7 below.  The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant (together with a duly executed and endorsed copy of the form of transfer certificate attached hereto as Exhibit B) to the Secretary of the Company at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new Warrants.

Section 2.2Registered Holder.  Each holder of this Warrant agrees that until such time as any transfer pursuant to Section 2.1 above is recorded on the books of the Company, the Company may treat the Holder of this Warrant as the absolute owner.

Section 2.3Form of New Warrants.  All new Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provisions to this Warrant except for the number of Shares purchasable thereunder.

FRACTIONAL SHARES

Section 3.1No Fractional Shares.Notwithstanding any adjustment (as required hereby) to the number of Shares purchasable upon the exercise of this Warrant, the Company shall not be required to issue any fraction of a Share upon exercise of this Warrant.  If, by reason of any change made pursuant to Section 4 below, Holder would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a Share, the Company shall, at its election, upon such proper exercise of this Warrant, purchase such fractional interest for an amount in cash equal to the Fair Market Value of such fractional interest, determined as of the date of such exercise of this Warrant, or round up to the next whole share.

ANTIDILUTION PROVISIONS

Section 4.1Stock Splits and Combinations.  If the Common Stock shall at any time be subdivided into a greater number of shares, then the number of Shares purchasable upon exercise of this Warrant shall be proportionately increased and the Warrant Price shall be proportionately decreased; and, conversely, if the Common Stock shall at any time be combined or consolidated into a smaller number of shares, then the number of Shares purchasable upon exercise of this Warrant shall be proportionately reduced and the Warrant Price shall be proportionately increased.  Any adjustments under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination or consolidation becomes effective.

Section 4.2Reclassification, Exchange and Substitution.  If the Common Stock shall be changed into shares of any other class or classes of stock or other securities of the Company, whether by capital reorganization, reclassification, or otherwise, Holder shall, upon exercise of this Warrant, be entitled to purchase for the same aggregate consideration, in lieu of the Shares that Holder would have become entitled to purchase but for such change, such number, class and series of securities of the Company as would have been issuable in connection with such event to a holder of that number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such reorganization, reclassification or other change.  The Warrant Price shall be appropriately adjusted to reflect that reorganization, reclassification or other change.  Any adjustments under this Section 4.2 shall become effective at the close of business on the date such change of the Common Stock into shares of any other class or classes of stock or other securities of the Company becomes effective.

Section 4.3Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a reorganization involving the Common Stock (other than a stock split, combination, consolidation, reclassification, exchange, or subdivision of shares provided for in Sections 4.1 and 4.2 above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, in accordance with the terms hereof, in lieu of the Shares that Holder would have become entitled to purchase but for such event, such other securities or property of the Company, or of the successor corporation resulting from such event, to which Holder would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  The Company shall provide Holder with at least twenty (20) days’ prior written notice of any of the events described in the first sentence of this Section 4.3.

Section 4.4Certificate as to Adjustments.  In the case of each adjustment (including a readjustment) under this Section 4, the Company will promptly, and in any event within thirty (30) days after the event requiring the adjustment, compute such adjustment in accordance with the terms hereof and deliver or cause to be delivered to Holder a certificate describing in reasonable detail the event requiring the adjustment and setting forth such adjustment and the calculations and results of such adjustment.

Section 4.5Reservation of Stock Issuable Upon Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Section 4.6Method of Calculation.  All calculations under this Section 4 shall be made to the nearest one hundredth of a share.

RIGHTS PRIOR TO EXERCISE OF WARRANT

Section 5.1No Rights of a Stockholder.  This Warrant does not entitle Holder to any of the rights of a stockholder of the Company, including (without limitation) the right to receive dividends or other distributions, to vote or consent, or to receive notice as a stockholder of the Company.  If, however, at any time prior to the expiration of this Warrant and prior to its exercise:

(a)the Company shall declare any dividend payable in any securities upon outstanding shares of Common Stock or make any other distribution (other than a regular cash dividend) to the holders of shares of Common Stock;

(b)the Company shall offer to the holders of shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c)a dissolution, liquidation or winding-up of the Company (other than in connection with a reorganization, consolidation, merger, or sale of all or substantially all of its assets as an entirety) shall be approved by the Company’s Board of Directors, then, in any one or more of such events the Company shall give notice in writing of such event to Holder, at its address as it shall then appear on the Company’s records, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding-up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

Any failure to give such notice or any defect therein, however, shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding-up.

SUCCESSORS AND ASSIGNS

Section 6.1Inure to Benefit of Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Holder and its successors and permitted assigns.

RESTRICTED SECURITIES

Section 7.1Holder’s Representations.  By acceptance of this Warrant, Holder hereby represents to the Company that this Warrant is being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing this Warrant or the Common Stock issuable upon exercise of this Warrant.  By acceptance of this Warrant, Holder further represents that Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or the Common Stock issuable upon exercise of this Warrant.  Holder understands that the offer and sale of this Warrant and the offer and sale of the Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein.  Holder further recognizes and acknowledges that because the offer and sale of this Warrant and the offer and sale of the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that Holder must, therefore, bear the economic risk of such investment indefinitely.  Additionally, the Holder further represents as follows:

(a)it is not a “U.S. person”, as defined in Regulation S under the Securities Act, and is not purchasing the Securities for the account or benefit of a “U.S. person” or person in the United States;

(b)it was not offered the Warrant in the United States, did not receive any materials relating to the offer of the Warrant in the United States, and did not execute any agreement or any other materials relating to the Warrant in the United States;

(c)it is not purchasing the Units as the result of any directed selling efforts (as defined in Rule 902(c) of the Securities Act);

(d)the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the Securities Act; and

(e)it has no intention to distribute either directly or indirectly any of the Common Stock issuable on exercise of the Warrant in the United States, except in compliance with the Securities Act and any applicable state securities laws.

Section 7.2Restrictive Legend.  Holder acknowledges that this Warrant is, and each of the Shares issuable upon the exercise hereof will be, a restricted security, and that the certificate or certificates evidencing such Shares will bear a legend substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OFFER AND SALE OF THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

LOSS OR MUTILATION

Section 8.1Cancellation and Issuance of New Warrant.  Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of this Warrant and upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of Shares.

NOTICES

Section 9.1 Notice Mechanics. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of receipt (or refusal of receipt) if delivered personally or by courier by the party to whom notice is to be given, or on the earlier of the third business day after the date of mailing or receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to Holder, at its address as shown in the Company’s records; and if to the Company, at its principal office.  Either party may change its address for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

GOVERNING LAW; JURISDICTION

Section 10.1Governing Law and Jurisdiction.  This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant and all disputes arising hereunder shall be governed by, the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.  Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Warrant must be brought in the state and federal courts located in Miami, Florida.  The Company and Holder each (a) consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Warrant in any other court.

Miscellaneous

Section 11.1Amendment and Change of Terms.  This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of the date first set forth above.

COOL HOLDINGS, INC.
By: Name: Vernon A. LoForti Title: Senior VP & CFO

EXHIBIT A

NOTICE OF EXERCISE

Cool Holdings, Inc.
4435 Eastgate Mall, Suite 320

San Diego, California

Attention:  Vernon A. LoForti

Gentlemen:

The undersigned, _______________________, subject to the limitations set forth in Section 1.3 of the Warrant, hereby elects to purchase, pursuant to the provisions to the foregoing Warrant held by the undersigned, ____________ shares of the Common Stock of the Company.

The undersigned (check one and complete):

______  herewith encloses the Warrant and (i) cash, (ii) a certified or cashier’s check (drawn in favor of the Company), or (iii) has made a wire transfer to the Company’s account in the amount of $__________ in payment of the Warrant Price.

______  herewith encloses the Warrant and a copy of the applicable Broker Instructions, as defined in Section 1.2 of the Warrant.

______ herewith encloses the Warrant and hereby elects to exercise the Warrant on a Net Exercise Basis in accordance with the provisions of Section 1.2 of the Warrant.

The undersigned hereby confirms and acknowledges representations made in Section 7 of the Warrant remain correct and true as of the date of this notice of exercise, and further represents and warrants as follows (check one):

_____1.

that (i) at the time of exercise of this Warrant the undersigned is not within the United States, (ii) the undersigned is not exercising this Warrants for the account or benefit of a U.S. Person or person in the United States, and (iii) the delivery of the underlying Shares will not be to an address in the United States;  OR

_____2.

that the undersigned is tendering with this notice of exercise a written opinion of counsel satisfactory to the Company to the effect that the securities to be delivered upon exercise of this Warrant have been registered under the Securities Act, and the securities laws of all applicable states of the United States or are exempt from such registration requirements.

Please issue a certificate or certificates for such shares of the Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective address set forth below:

If said number of shares of the Common Stock shall not be all the shares of the Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the remaining balance of such shares of the Common Stock less any fraction of a share of Common Stock paid in cash pursuant to Section 3 of the attached Warrant.

Capitalized terms used herein shall have the meaning given to such terms in the Warrant.

DATED:______________, ___________.

Signature:

Address:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares Common Stock
_________________________________________	_____________
_________________________________________
_________________________________________

and does hereby irrevocably constitute and appoint as Attorney ________________________________ to register such transfer on the books of _______________________________________ maintained for the purpose, with full power of substitution in the premises.

Dated:__________________________, _______.

_______________________________________

Name:

NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alternation or enlargement or any change whatsoever.